Comdisco, Inc. and Subsidiaries                                    Exhibit 11.00

COMPUTATION OF EARNINGS PER COMMON SHARE
(in millions except per share data)

Average shares used in computing earnings per common and common equivalent share were as follows:

                                                          Three Months ended
                                                              December 31,
                                                            2000       1999
                                                          --------   --------

Average shares outstanding--basic .......................    152        152
Effect of dilutive options ..............................      4         10
                                                           ------     ------
Average shares outstanding--diluted .....................    156        162
                                                           ======     ======
Net earnings to common stockholders .....................  $  88      $  42
                                                           ======     ======
Net earnings per common share:
  Earnings per common share-basic:
    Earnings from continuing operations .................  $ .57      $ .38
    Loss from discontinued operations ...................     --       (.11)
    Cumulative effect of change in accounting principle .    .01         --
                                                           ------     ------
                                                           $ .58      $ .27
                                                           ======     ======
  Earnings per common share-diluted:
    Earnings from continuing operations .................  $ .55      $ .36
    Loss from discontinued operations ...................     --       (.10)
    Cumulative effect of change in accounting principle .    .01         --
                                                           ------     ------
                                                           $ .56      $ .26
                                                           ======     ======

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